UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

FC FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51790	98-040339
(Commission File Number)	(I.R.S. Employer Identification No.)

7075 Place Robert-Joncas
Montreal, Quebec	H4M 2Z2
(Address of Principal Executive Offices)	(Zip Code)

(514) 270-5770
(Registrant's telephone number, including area code)

110 Jardin Drive, Suite 13 Concord, Ontario, Canada L4K 2T7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant's Certifying Accountant

On October 27, 2006, our Board of Directors determined that we would change our certifying accountant and auditor to RSM Richter LLP, of Montreal, Quebec, Canada. On October 27, 2006, we orally notified and dismissed our prior auditor, Manning Elliott LLP, Chartered Accountants, of Vancouver, British Columbia, Canada. On October 27, 2006, the Board of Directors approved the engagement of RSM Richter LLP to serve as auditors for our financial statements for the year ended November 30, 2006.

The Manning Elliott LLP report on our financial statements for each of the fiscal years ended November 30, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinions, and were not modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

Neither we nor anyone on our behalf consulted with RSM Richter LLP with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B, during our fiscal years ended November 30, 2004 or 2005 or during the subsequent interim period preceding the dismissal of Manning Elliott LLP.

None of the reportable events listed in Item 304(a)(1)(iv)(B) of Regulation S-B occurred with respect to our fiscal years ended November 30, 2004 and 2005 or the subsequent interim period preceding the dismissal of Manning Elliott LLP .

At no time during our fiscal years ended November 30, 2004 and 2005, or during the subsequent interim period, preceding the dismissal of Manning Elliott LLP, were there any disagreements with Manning Elliott LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Any such disagreements, if not resolved to the satisfaction of Manning Elliott LLP, would have caused Manning Elliott LLP to reference the subject matter of the disagreements in its reports on our financial statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 16.1	Letter from Manning Elliott LLP, Chartered Accountants, of Vancouver, British Columbia, Canada to the Securities and Exchange Commission dated October 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FC FINANCIAL SERVICES INC.

Date: October 31, 2006	By: /s/ Sass Peress
President, Chief Executive
Officer and Chairman